Exhibit 10.5 A

AMENDMENT TO THE CHANGE IN CONTROL AGREEMENT

BY AND BETWEEN

UNITED BANK AND CHARLIE VALADE

THIS AMENDMENT is adopted this 10th day of November 2010, by and between UNITED BANK, a federally-chartered stock savings bank (the “Bank”), and Charlie Valade (the “Executive”).

WHEREAS, the Bank and the Executive entered into a Change in Control Agreement on August 12, 2009, with a term commencing on December 1, 2009 (the “Agreement”).

WHEREAS, the parties to the Agreement wish to amend the Agreement to have the annual renewal date coincide with the Executive’s performance review.

NOW THEREFORE, the undersigned hereby amend the Agreement by deleting Section 1 of the Agreement in its entirety and replacing it with the following new Section 1:

“1.	TERM OF AGREEMENT

(a)	The term of this Agreement shall include: (i) the current term ending on December 1, 2012, plus (ii) any and all extensions of the term made pursuant to this Section 1.

(b)	Commencing on December 1, 2010, this Agreement will be extended for an additional five (5) months so that the term will end on May 1, 2013, unless otherwise extended. Starting on May 1, 2011 (the “Renewal Date”) and continuing on each anniversary of the Renewal Date thereafter, this Agreement shall renew for an additional year such that the remaining term shall be three (3) years, unless written notice of non-renewal (“Non-Renewal Notice”) is provided to Executive at least thirty (30) days and not more than sixty (60) days prior to each anniversary of the Renewal Date that the Agreement will not be renewed, The Board will conduct a performance evaluation and review of Executive for purposes of determining whether or not to renew or extend this Agreement and the results thereof shall be included in the minutes of the Board’s meeting. In the event the Board determined not to renew or extend this Agreement, the Board shall provide a Non-Renewal Notice to Executive, and the remaining term of this Agreement shall be twenty-four months. If the Executive is also a director, then the Executive must abstain from voting with respect to the renewal or extension of the term of this Agreement.”

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IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment to the Agreement, or have caused this Amendment to the Agreement to be duly executed and delivered in their name and on their behalf, as of the day and year first above written.

UNITED BANK

By: /s/ Richard B. Collins
Richard B. Collins

EXECUTIVE

/s/ Charles R. Valade
Charles R. Valade

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